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                   INDEMNIFICATION AGREEMENT AND RELEASE


      THIS INDEMNIFICATION AGREEMENT AND RELEASE is made and entered into this 27th day of July, 1994 ("Agreement"), by and among CUDDY FARMS, INC.,

a North Carolina corporation ("Cuddy") and CUDDY INTERNATIONAL CORPORATION,

an Ontario corporation and controlling shareholder of Cuddy Farms, Inc.

("CIC") (together, including their successors, the "Company"), and WLR

FOODS, INC., a Virginia corporation ("WLR"):

      WHEREAS, WLR desires to purchase certain of the assets of Cuddy pursuant to an Asset Purchase Agreement, to be dated as of July 27, 1994,

between the Company and WLR and Wampler-Longacre, Inc. (the "Purchase

Agreement"); and

      WHEREAS, there is a possibility that the Company may be the subject of complaints by stockholders and former employees in connection with certain actions taken by the senior management of the Company with respect to management and employment issues and litigation with respect thereto could ensue (the "Cuddy Litigation"); and

      WHEREAS, the WLR is concerned that it might incur significant costs and expenses in connection with any Cuddy Litigation or other litigation related to the subject matter of the Cuddy Litigation; and

      WHEREAS, the Company, recognizing WLR's legitimate business concerns and possible exposure, desires to

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indemnify WLR to the fullest extent permitted by law as set forth herein;

      NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and WLR do hereby covenant and agree as follows:

      Section 1.  Indemnification.  The Company shall indemnify and hold harmless each of WLR Foods, Inc., Wampler-Longacre, Inc., and their respective officers, directors, employees, shareholders, partners, agents,

legal counsel and accountants (each an "Indemnitee" and together the

"Indemnitees") to the fullest extent permitted by applicable law in affect on the date hereof or as such laws may from time to time be amended from and against any and all losses, claims, damages, liabilities and expenses

(including attorneys' fees and expenses and any and all expenses whatsoever incurred in investigating, preparing or defending any action, suit,

investigation or proceeding), and amounts paid in settlement (together,

"Losses") incurred by an Indemnitee if such Indemnitee is made a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation or proceeding, whether civil, criminal,

administrative or investigative in nature, brought or to be brought in connection with the Cuddy Litigation and arising from, caused by or in connection with the negotiation, execution, delivery and performance of the

Purchase Agreement (including any other agreements entered

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into in connection therewith), other than as a result of the breach by WLR of any of the terms of the Purchase Agreement (or any other agreement entered into by WLR in connection therewith).

      Section 2.  Indemnification for Costs, Charges and Expenses of

Successful Party.  Notwithstanding the other provisions of this Agreement and in addition to the rights to indemnification set forth in Section 1 hereof, to the extent that any Indemnitee has served as a witness on behalf of the Company or has been successful on the merits or otherwise

(including, without limitation, obtaining the dismissal of an action without prejudice), in defense of any action, suit, investigation or proceeding referred to in Section 1 hereof, or in defense of any claim,

issue or matter therein, such Indemnitee shall be indemnified against all

Losses incurred by such Indemnitee or on behalf of such Indemnitee in connection therewith.

      Section 3.  Partial Indemnification.  In addition to the rights to indemnification set forth in Sections 1 and 2 hereof, if any Indemnitee is only partially successful in the defense, investigation, settlement or appeal of any action, suit, investigation or proceeding described in

Section 1 or 2 hereof, and as a result is not entitled under Section 1 or 2 hereof  to indemnification by the Company for all Losses incurred by such

Indemnitee, the Company shall nevertheless indemnify the Indemnitee, as a matter of right

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pursuant to Section 2 hereof, to the extent that the Indemnitee has been partially successful.

      Section 4.  Presumptions and Effect of Certain Proceedings.  The

Secretary of the Company shall, promptly upon receipt of an Indemnitee's request for indemnification, advise in writing the Board of Directors of the Company that the Indemnitee has made such request for indemnification.

Upon making such request for indemnification, the Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.  The termination of any action, suit, investigation or proceeding described in Section 1 or 2 hereof by judgment, order,

settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the rights of the

Indemnitee to indemnification.

      Section 5.  Advancement of Expenses and Costs.  All expenses and costs incurred by each Indemnitee as to which such Indemnitee may seek indemnification or contribution hereunder (including attorneys' fees,

retainers and advances of disbursements required of the Indemnitee and any and all expenses whatsoever incurred in investigating, preparing or defending any action, suit, investigation or proceeding) shall be paid by the Company in advance of this final disposition of any action, suit,

investigation or proceeding

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at the request of the Indemnitee within 10 days after the receipt by the

Company of a statement or statements from the Indemnitee requesting such reimbursement from time to time.  The Indemnitee's entitlement to such expenses and costs shall include those incurred in connection with any proceeding by the Indemnitee seeking the enforcement of such Indemnitee's rights under this Agreement.  Such statement or statements shall reasonably evidence the expenses and costs incurred by the Indemnitee in connection therewith.  An Indemnitee may be required by the Company to provide an undertaking by or on behalf of the Indemnitee to repay such amount on condition that it is ultimately determined by a court (as provided in

Section 16) that the Indemnitee is not entitled to be indemnified against such expenses and costs by the Company as provided by this Agreement or otherwise.

      Section 6.  Remedies of Indemnitee in Cases of Failure to Indemnify

or to Advance Expenses.  In the event that the Company fails to indemnify the Indemnitee hereunder, or if expenses and costs are not timely advanced pursuant to Section 5, the Indemnitee shall be entitled to a final adjudication in a court (as provided in Section 16) of the Indemnitee's entitlement to such indemnification or advance.  The Company shall not oppose the Indemnitee's right to seek any such adjudication or any other claim.  Such judicial proceeding or arbitration shall be made de novo and the Indemnitee shall not be prejudiced by reason of a

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determination (if so made) by the Company that the Indemnitee is not entitled to indemnification or advancement of costs and expenses, or that the Company has failed to indemnify the Indemnitee or to so advance costs and expenses.  The Company further agrees to stipulate in any such court that the Company is bound by all the provisions of this Agreement and is precluded from making any assertion to the contrary.  If the court shall determine that the Indemnitee is entitled to any indemnification hereunder,

the Company shall pay all expenses (including attorneys' fees and costs)

and costs actually incurred by the Indemnitee in connection with such adjudication (including, but not limited to, any appellate proceedings).

      Section 7.  Other Rights to Indemnification.  The indemnification and advancement of costs and expenses (including attorneys' fees and costs)

provided by this Agreement shall not be deemed exclusive of any other rights to which any Indemnitee may now or in the future be entitled under any provision of the charter documents or By-laws of Cuddy or CIC,

agreement, vote of stockholders or disinterested directors, provision of law, or otherwise.

      Section 8.  Contribution.  (a) In the event any Indemnitee is not entitled to the indemnification provided for in this Agreement in respect of any Losses solely as a result of the Indemnitee's conduct, then the

Company, in lieu of indemnifying such Indemnitee, shall contribute to

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the amount paid or payable by such Indemnitee as a result of such Losses as between the Company on the one hand and each Indemnitee on the other, in such proportion as is appropriate to reflect the relative fault of the

Company and of such Indemnitee in connection with the actions or inactions,

statements or omissions giving rise to such Losses as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of such Indemnitee on the other shall be determined by reference to, among other things, whether any untrue statement of a material fact or the omission or alleged omission to state a material fact on which any of such Losses are based relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and obligation to correct or prevent such statement or omission.

      (b)  The Company and the Indemnitees agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding subparagraph.  No person guilty of fraudulent misrepresentation

(within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

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      Section 9.  Procedure.  The Indemnitee shall give the Company prompt notice of any claim made on the Indemnitee which relates to a matter subject to indemnification under this Agreement.  The failure of any

Indemnitee to provide such notice shall not relieve the Company from liability pursuant to this Agreement, except to the extent such failure had a material adverse effect on the ability to defend such matter.  The

Company shall have the right to settle such claim (subject to the consent of the Indemnitee if the proposed settlement involves any action or inaction by the Indemnitee, which consent will not be unreasonably withheld) and to control the response thereto or the defense thereof in any suit, action or proceeding arising therefrom.  The Company shall advise the

Indemnitee within 10 days of receipt of notice of any claim whether it elects to settle such claim, or control the response thereto or defense thereof.  If the Company does not timely advise the Indemnitee as provided above, the Indemnitee shall be entitled to settle such claim, or control the response thereto or defense thereof at the cost and expense of the

Company as herein provided.  After consultation with the Indemnitee, the

Company shall employ competent counsel at the Company's expense in connection with any such settlement or defense, and the Indemnitee shall be entitled to participate in such defense.  The Indemnitee shall cooperate with all reasonable requests of the Company or counsel

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retained by the Company with respect to any such settlement or defense, and the Company shall keep the Indemnitee informed of the progress of any such settlement or defense and obtain the consent of the Indemnitee as contemplated herein.

      Section 10.  Attorneys' Fees and Other Expenses To Enforce Agreement.

In the event that an Indemnitee is subject to or intervenes in any proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication to enforce such Indemnitee's rights under,

or to recover damages for breach of, this Agreement, the Indemnitee, if such Indemnitee substantially prevails in such action, shall be entitled to recover from the Company and shall be indemnified by the Company against,

any actual expenses for attorneys' fees and disbursements reasonably incurred by such Indemnitee in connection with such action.

      Section 11.  Release by Company.  The Company hereby fully and unconditionally releases and discharges all claims and causes of action which it or its successors, or assigns ever had, now have, or hereafter may have against the Indemnitees, in each case, past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section

20(a) of the Securities Exchange Act of 1934, as amended, except claims

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and causes of action arising out of, based upon, or in connection with a breach by WLR of the terms of the Purchase Agreement (or any other agreement entered into in connection therewith).

      Section 12.  Term of Agreement.  The term of this Agreement shall expire upon the final termination of all actions, suits, proceedings or investigations brought or to be brought with respect to or relating in any way to the Cuddy Litigation.  This Agreement shall be binding upon the

Company and its successors and assigns and shall inure to the benefit of the Indemnitees and their respective successors, assigns, spouses, heirs,

devises, executors, administrators and other legal representatives, as the case may be.

      Section 13.  Severability.  If any provision or provisions of this

Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:  (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing

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any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid,

illegal or unenforceable.

      Section 14.  Notices.  All notices and other communications provided for or contemplated by this Agreement shall be delivered by hand or sent by certified mail, return receipt requested, addressed as follows:

      If to an Indemnitee:          c/o WLR Foods, Inc.
                                    P.O. Box 7000
                                    Broadway, Virginia 22815
                                    Attn:  James L. Keeler

      If to the Company:            c/o Cuddy International
                                        Corporation
                                    465 Richmond Street
                                    Suite 600
                                    London, Ontario
                                    Canada N6A 5P4
                                    Attn:  Peter A. W. Green

or to such other address as the addressee may specify by written notice pursuant to this Section 14.  Notices or communications sent by mail shall be deemed to have been given to the date of mailing.  In the event of any

Indemnitee's death or incapacity, any notice or communication from the

Company may, at the Company's option, be addressed either to the Indemnitee at his or her last address specified pursuant to this Section 14 or to the

Indemnitee's estate, executors, administrators, heirs, or legal representative.

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      Section 15.  Counterparts; Governing Law.  This Agreement may be

executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without giving effect to the conflict of laws.

      Section 16.  Jurisdiction, Venue and Service of Process.  The parties hereby irrevocably consent to the exclusive jurisdiction and venue of the federal or state courts in Harrisonburg, Virginia in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this

Agreement, or a breach of this Agreement or any such document or instrument.  In any such action or proceeding, the parties waive personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 14.  Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the party so served shall appear or answer such summons, complaint, or other process.

Should the party so served fail to appear or answer within such 30-day period or such extended period, as the case may be, the party so served shall be deemed in default and judgment may be entered by the plaintiff in such action against the party so served for the amount as

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demanded in any summons, complaint, or other process so served.  The parties covenant and agree that they will not commence or maintain any such action or proceeding in any jurisdiction or forum other than the federal or state courts in Harrisonburg, Virginia.

      Section 17.  Modifications, Waivers.  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument executed by the Company and WLR.  Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement.  The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this

Agreement.  Any waiver must be in writing.

      Section 18.  Headings.  The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction of interpretation of this Agreement.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    WLR FOODS, INC.


                                    By:  __________________________________
                                        Name:
                                        Title:


                                    CUDDY FARMS, INC.

                                    By: ___________________________________
                                        Name:
                                        Title:


                                    CUDDY INTERNATIONAL CORPORATION

                                    By:____________________________________
                                        Name:
                                        Title:
17981-1